Exhibit 99.1

TINGO and MICT Announce Execution of Definitive Merger Agreement

Merger Would Create an over $900 Million Annual Revenue and Highly Profitable Nasdaq-listed

Fintech and Agri-Fintech Company Serving the African and Asian Markets

Combined Company Would Have a Portfolio of Best-in-Class Financial Platforms, Products and Services With a Global Expansion Strategy

FOR IMMEDIATE RELEASE -- NEW YORK, NY and MONTVALE, NJ – May 10, 2022 – Tingo, Inc. (OTC Markets: TMNA) (“Tingo”) and MICT, Inc. (NASDAQ: MICT) (“MICT”) announced that they have executed a definitive agreement to merge and consolidate their operations (the “Merger”) to create an over $900 million annual revenue and highly profitable Nasdaq-listed Fintech and Agri-Fintech company serving the African and Asian markets with a global expansion strategy.

The Merger represents a substantial move by both Tingo and MICT to globalize their businesses and synergistically leverage their proprietary technologies to create best-in-class financial platforms, products and services. The combined technology stack of both Tingo and MICT is expected to create one of the world’s leading fully integrated fintech platforms offering combined financial services, payment services, a comprehensive marketplace and an e-wallet, integrating the successful wealth management, share trading, and insurance offering capabilities of MICT, with the fintech and one-stop-shop marketplace capabilities of the Tingo platform.

Based on recent SEC filings, the combined cash balances of Tingo and MICT are expected to total more than $200m, which together with combined strong balance sheets, leaves the merged group well positioned to take advantage of further growth opportunities and future potential strategic acquisitions.

Under the terms of the Merger, which has been approved by the Boards of Directors of Tingo and MICT, Tingo will merge into a newly-formed subsidiary of MICT, with the Tingo shareholders receiving new MICT common shares in an amount equal to approximately 77.5% in the combined company, and current MICT shareholders owning approximately 22.5% on a fully diluted basis following the closing, with a combined estimated group value of $4.09 billion.

The transaction is expected to close by the end of the third quarter of 2022, subject to the satisfaction of regulatory authorities; closing conditions, including approval by both companies’ shareholders; and completion of due diligence by both companies.

As a result of the Merger, Dozy Mmobuosi will become Chief Executive Officer of MICT (which is expected to be renamed “Tingo Inc.”), and the executive officers of Tingo shall be appointed to similar positions within MICT. Darren Mercer, the current Chief Executive Officer of MICT, will become the Executive Vice Chairman and Pacific-Asia Chief Executive Officer.

Tingo is the leading Agri-Fintech platform on the African Continent offering a proprietary technology platform connecting rural farming communities. On a proforma basis, Tingo reported 2021 revenues and operating income for Tingo Mobile PLC, its wholly owned subsidiary of $865.9 million and $327.1 million, respectively, compared to 2020 revenues and operating income of $585.3 million and $201 million, respectively. Tingo also reported, on a proforma basis, sustained strong growth of 48% in year-on-year revenues and 63% growth in year-on-year operating income.

Tingo’s social upliftment- empowering Agri-Fintech marketplace platform, called NWASSA, - recorded significant growth of approximately 101%, from $98.6 million in 2020 to $198.6 million in 2021. Through NWASSA, Tingo aims to meaningly improve food security across emerging markets and foster digital and financial inclusion.

NWASSA comprises several fintech solutions, including Tingo’s proprietary Agri-Fintech platform, access to airtime top-ups, mobile insurance, utility payments and brokerage on loans. Tingo believes that such growth is a demonstration of the value and impact that its Agri-Fintech services offer Tingo’s approximately 9.3 million existing customers. These customers have access to the NWASSA platform on the smartphones that they lease from Tingo over three years through the cooperative associations of which they are members. Based on the fees charged for the suite of Agri-Fintech services, Tingo estimates that Tingo Mobile processed more than $4 billion in customer transactions on its platform during 2021.

Dozy Mmobuosi, Tingo’s CEO commented: “We are truly excited to continue our journey as a Nasdaq-listed public company through this synergistic combination with MICT. We have driven significant growth in our revenue year over year from 2020 to 2021. This trend demonstrates the increased activity resulting from the adoption of the smartphone ‘device-as-a-service’ strategy we have implemented in recent years. The strategy of steadily growing the core customer base with the three-year leasing program of smartphones to an ever-expanding user base, and then incorporating essentially what is an “overlay” of Agri-Fintech platforms of our NWASSA solution and our TingoPay solution to this captive smartphone user base, has allowed us to become a Pan-African Leader with a SuperApp providing holistic financial services across the African Continent. This model provides us with incredibly low customer acquisition cost for the NWASSA platform.”

Mmobuosi added: “Importantly, we believe the merger with MICT will open many doors for us with our business, including through international expansion and broadening of our product range. The result of this will be greater opportunity for all our customers, both existing and new. We are extremely impressed by MICT’s operations in China, and we believe the potential is there for our platform and services to reach a huge available audience, including the estimated 200 to 400 million farming community customers across China. We believe this will be a significant area of potential growth with Darren Mercer leading our efforts there. Moreover, as a Nasdaq-listed company, we believe that new sources of capital for Tingo, together with our significant combined current cash balance, will enable us to continue investing in our range of product offerings, with the end result being further enhancement of the customer experience and, of course, new products and services.”

Darren Mercer, CEO of MICT, commented: “This transaction is transformative for MICT, and represents a significant building block in delivering on MICT’s core promise of offering innovative financial technology platforms to global fast-growing markets including Asian, and now Pan-African markets. We are excited to deliver the Agri-Fintech competencies of Tingo to the hundreds of millions of agricultural communities across China and to further its mission of achieving food security, to China and other geographical markets. The merger with Tingo adds a cutting-edge, strategic technology and business for MICT in pursuing its ambition to provide best-of-breed products as a one-stop-shop financial technology platform in fast growing overseas markets including China, Asia, and the African Continent.”

“MICT has already developed highly scalable and proprietary platforms for insurance products (B2B, B2B2C and B2C) and financial services products (B2C) the technology for which is highly adaptable for other applications and markets, continued Mr. Mercer. “Just within the first 12 months of trading, (calendar year 2021) MICT is expected to report that its B2B insurance platform registered more than 900,000 new customers, generating more than $54.0 million in revenue in only its first full operating year, with more than $9.0 million of gross profit. MICT also has successfully launched its first financial services product, the Magpie Invest app, and is set to roll this out internationally through a combination of direct-to-market launches and white-label partnerships. Through our merger with Tingo, we are very excited to have the opportunity to make our proven and established financial trading platforms available to the approximately 9.3 million users across the Tingo mobile user platform, exposing it to an enormous user base.”

Mr. Mercer further commented: “Under the impressive leadership of its founder and CEO, Dozy Mmobousi, Tingo has an incredible and highly profitable impact business, which we believe, with the technology, products and licences we bring, can accelerate its expansion, including into China and the wider Asia continent. Our strong balance sheet, with well over $90 million dollars of cash, combined with our NASDAQ listing and our ability to access the US capital markets, makes us well positioned to support Tingo’s rollout across the African continent, and onward into other parts of the world, including into China and the rest of Asia.”

Additional information regarding the Merger will be provided in Current Reports on Form 8-K to be filed with the SEC by each of Tingo and MICT.

About Tingo

Tingo is the leading Agri-Fintech company operating in Africa, with a marketplace platform that empowers social upliftment through mobile, technology and financial access for rural farming communities. Tingo’s novel “device as a service” model allows us to add market leading applications to enable customers to trade, buy top ups, pay bills, access insurance and lending services. With 9.3 million existing customers, Tingo is seeking to expand its operations across select markets in Africa. Tingo’s strategic plan is to become the eminent Pan-African Agri-Fintech business delivering social upliftment and financial inclusion to millions of SME farmers and women-led businesses.

Tingo, including its subsidiary Tingo Mobile, offers its comprehensive platform service through use of smartphones – ‘device as a service’ (using GSM technology) -- to empower a marketplace to enable subscribers/farmers within and outside of the agricultural sector to manage their commercial activities of growing and selling their production to market participants both domestically and internationally. The ecosystem provides a ‘one stop shop’ solution to enable such subscribers to manage everything from airtime top ups, bill pay services for utilities and other service providers, access to insurance services and micro finance to support their value chain from ‘seed to sale’.

As of December 31, 2021, Tingo had approximately 9.3 million subscribers using its mobile phones and NWASSA platform. NWASSA is Africa’s leading digital agriculture ecosystem that empowers rural farmers and agri-businesses by using proprietary technology to enable access to markets in which they operate. Farm produce can be shipped from farms across Africa to any part of the world, in both retail and wholesale quantities. NWASSA’s payment gateway also has an escrow structure that creates trust between buyers and sellers. Tingo’s system provides real-time pricing, straight from the farms, eliminating middlemen. Tingo’s users pay for produce bought using available pricing on its platform.

The platform has created an escrow solution that secures the buyer, funds are not released to Tingo members until fulfilment. The platform also facilitates trade financing, ensuring that banks and other lenders compete to provide credit to our members.

Although Tingo has a large retail subscriber base, it is essentially a business-to-business-to-consumer ("B2B2C”) business model. Each subscriber is a member of one of two large farmers’ cooperatives with whom Tingo has a contractual relationship and which relationship facilitates the distribution of Tingo branded smartphones into various rural communities of member farmers. Tingo’s smartphones and its proprietary applications allow Tingo to distribute its wider array of Agri-Fintech services and generate the diverse revenue streams.

At the operating subsidiary level, Tingo Mobile reported no external debt financing and the generation of strong cash flows that can be used to expand Tingo’s business and financial technology services, including an investment in Tingo’s recently announced ‘SuperApp’ that will seek to combine NWASSA with its new ‘TingoPay’ digital wallet powered with a Visa card, the launch of which is intended to occur in the second quarter of 2022.

Additional information about the Company can be found at www.tingoinc.com.

About MICT

MICT is a financial technology business principally focused on the growth and development of a suite of consumer fintech services across approximately 130 cities in China, with planned expansion into additional markets. MICT has developed highly scalable proprietary platforms for insurance products (B2B, B2B2C and B2C) and financial services/products (B2C), the technology for which is highly adaptable for other applications and markets. MICT has acquired and holds the requisite license and approvals with the Hong Kong Securities and Futures Commission to deal in securities and provide securities advisory and asset management services. MICT also has memberships/registrations with the Hong Kong Stock Exchange, the London Stock Exchange and the requisite Hong Kong and China Direct clearing companies. MICT’s financial services business and first financial services product, the Magpie Invest app, is able to trade securities on NASDAQ, NYSE, TMX, HKSE, China Stock Connect, LSE, the Frankfurt Stock Exchange and the Paris Stock Exchange.

Cautionary Note Regarding and Forward-Looking Statements

This press release and statements of each of Tingo and MICT’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Tingo’s and MICT’s respective current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results (including whether the Merger will actually be consummated and the anticipated benefits of the Merger to the businesses of each of Tingo and MICT as described herein) to differ materially from those contemplated in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in each of Tingo’s and MICT’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Neither Tingo nor MICT undertakes any obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. The inclusion of any statement in this release does not constitute an admission by Tingo, MICT or any other person that the events or circumstances described in such statements will take place as described or are material.

Tingo Contact Information

Rory Bowen
Chief of Staff – Tingo, Inc.
Rory.bowen@tingoinc.com

MICT Contact Information
Email: info@mict-inc.com

Phone: (201) 225-0190

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